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                                                                    EXHIBIT 3.23

                            ARTICLES OF INCORPORATION
                                       OF
                         BLACK BEAUTY UNDERGROUND, INC.

     The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), executes the following Articles of Incorporation:

                                    ARTICLE I
                                      Name

     The name of the Corporation is BLACK BEAUTY UNDERGROUND, INC.

                                   ARTICLE II
                     Registered Office and Registered Agent

     Section 1. Registered Office. The street address of the Corporation's initial registered office is: 414 S. Fares Avenue, Evansville, Indiana 47714.

     Section 2. Registered Agent. The name and address of the Corporation's initial Registered Agent at the initial registered office of the Corporation is:
Daniel S. Hermann, 414 S. Fares Avenue, Evansville, Indiana 47714.

                                   ARTICLE III
                               Authorized Shares

     The total number of shares which the Corporation is authorized to issue is 1,000, which shares shall be without par value. The 1,000 shares of common stock shall have and possess unlimited voting rights and shall be entitled to receive net assets of the Corporation upon dissolution.

                                   ARTICLE IV
                               Preemptive Rights

     The Corporation shall have preemtive rights as that term is defined by the Indiana Business Corporation Law, I.C. 23-1-27-1, as amended.

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Articles of Incorporation of                                              Page 2
Black Beauty Underground, Inc.

                                    ARTICLE V
                                  Incorporator

     The name and post office address of the incorporator of the Corporation is:

Name                        Number and Street         City            State       ZIP
----                        -----------------         ----            -----       ---
Stephan E. Weitzel        1507 Old National Bank    Evansville         IN        47708
                            Building

                                   ARTICLE VI
                                     Purpose

     The principal purpose for which the Corporation is organized is to mine, buy, sell, prepare, process and to transport coal and coal-related products.

     The Corporation also may engage in or transact any or all other lawful activities or business permitted under the laws of the United States, the State of Indiana, or any other state, country, territory or nation.

     IN WITNESS WHEREOF, The undersigned, Stephan E. Weitzel, being the incorporator designated in Article V, hereby represents that the statements made in the foregoing Articles of Incorporation are true.

     Dated: this 13th day of August, 1991.

                                               /s/ Stephen E. Weitzel
                                               ---------------------------------
                                               Stephan E. Weitzel, Incorporator

THIS INSTRUMENT WAS PREPARED BY Stephan E. Weitzel, a member of the law firm of ZIEMER, STAYMAN, WEITZEL & SHOULDERS, 1507 Old National Bank Building, P.O. Box 916, Evansville, Indiana 47706, Telephone: (812) 424-7575.